Exhibit 10.14
CONTRIBUTION AGREEMENT

     This Contribution Agreement (this“Agreement”), dated as of August 8, 2011, is made and entered into by and between Grassmere Acqusition Corporation (the“Company”) and the person listed under the heading Contributor on the signature page hereto (the“Contributor”).

     WHEREAS, the Contributor, who is an independent director nominee of the Company, acquired 104,168 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”);

     WHEREAS, pursuant to the Company’s registration statement filed with the Securities and Exchange Commission on Form S-1, No. 333-173930 (the“Registration Statement”), the Company is contemplating conducting an initial public offering of units, each unit consisting of one share of Common Stock and one warrant, and decreasing the contemplated size of such initial public offering of units from 7,500,000 units to 5,000,000 units; and

     WHEREAS, as a consequence of such reduction, the Contributor wishes to return to the Company for cancellation 32,764 shares of Common Stock, and the Company’s sponsor and other independent director nominee are concurrently returning for cancellation shares of Common Stock, such that the Sponsor, and the Company’s independent director nominees, will in the aggregate beneficially own 20.0% of the outstanding shares of Common Stock following the consummation of the Company’s such initial public offering of units.

     NOW,THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1 Assignment of Shares. The Contributor hereby assigns and surrenders to the Company for cancellation 32,764 shares of Common Stock.  After giving effect to the cancellation of such shares of Common Stock, the Contributor acknowledges that he holds 71,404 shares of Common Stock.

     Section 2 No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

     Section 3 Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GRASSMERE ACQUISITION CORPORATION

By:
Name
Title

CONTRIBUTOR

Print Name

Signature Page to Independent Director Nominee Contribution Agreement